EXHIBIT 99

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (033-44581) of our report dated June 25, 2009, relating to the financial statements and supplemental schedule of Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan appearing on this Form 11-K for the year ended December 31, 2008.

/s/ Kronick Kalada Berdy & Co., P.C.
Kingston, Pennsylvania
June 25, 2009